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                                    KELLWOOD

                            N E W S    R E L E A S E


FOR IMMEDIATE RELEASE

   KELLWOOD COMPANY LOWERS 2004 GUIDANCE FOR THE FOURTH QUARTER AND TOTAL YEAR
                      OUTLOOK FOR SALES IN FISCAL YEAR 2005

St. Louis, MO. January 24, 2005 - Kellwood Company announced today that it expects sales in the fourth quarter to be approximately $585 million which is below the previous guidance of $600 million provided on December 2, 2004. Last year the Company reported sales of $521 million in the fourth quarter.

         Net earnings from continuing operations in the fourth quarter are expected to be approximately $6.5 million, or approximately $0.23 per diluted share, which is below the December 2 guidance of $13.7 million or $0.48 per share, according to Hal J. Upbin, chairman and chief executive officer. Last year, the Company reported net earnings of $12.8 million and earnings per diluted share of $0.46 from continuing operations in the fourth quarter.

         "The late Fall and Holiday 2004 selling season at retail was disappointing for our customers. As a result the stores took aggressive Holiday markdowns and cut back on Spring 2005 open-to-buy.

         "Essentially all of the drop in sales and earnings from our earlier forecast occurred in the women's sportswear segment due to a combination of having to provide significantly more end-of-year markdown assistance for some of our brands, having to sell more units off price to liquidate seasonal inventory, and lower than expected Spring 2005 orders," said Upbin.

         The Company now expects sales for the year to be approximately $2.55 billion, versus its earlier forecast of $2.57 billion. Last year Kellwood reported sales of $2.35 billion.

         Net earnings for fiscal year 2004 from continuing operations are now forecasted to be in the range of $70.0 million, or approximately $2.50 per diluted share. On December 2, 2004 Kellwood provided net earnings guidance of $77.5 million, or $2.75 per diluted share. Last year the Company reported net earnings of $72.6 million, or $2.68 per diluted share from continuing operations.
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         "Given the current disappointing pace of consumer demand for moderately priced women's sportswear we expect sales in fiscal year 2005 to be flat with the level forecasted for fiscal year 2004.

         "During our third quarter conference call, we discussed the major issues impacting the near term performance of our women's sportswear business which were expected to result in lower sales for Spring 2005. These issues include:

          o In Spring 2004, retailers enjoyed relatively strong year-to-year same store sales increases. Thus, retailers will be facing more challenging comparisons in the first half of this year and have cut their 2005 open-to-buy versus prior year.

          o The consumer who shops moderate price points has not yet benefited from the improving economy. This is the consumer who buys Kellwood's core brands. Job uncertainty, higher energy and food costs and a relatively high level of consumer debt have put a damper on discretionary spending for apparel. If the economy and the rate of job creation continue to improve, we are hopeful to see some uptick in spending in the second half of the year.

          o The dress market continues to shrink. As a result, we are planning for lower sales for Spring 2005.

          o The environment is certainly a major factor. However, we also have some work to do to further modernize the look of some of our core moderate brands in response to the consumers' rapidly evolving taste level, and some fine-tuning of the merchandise assortments offered by some of our new marketing initiatives," added Upbin.


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                                    KELLWOOD

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         Sales in the first quarter of 2005 are expected to be approximately
$640 million, versus $686 million last year.

         "We are very disappointed in our fourth quarter 2004 expected results and in the outlook for the first quarter of 2005. We have initiated and will continue to take the necessary steps to update and modernize our product offerings. However, we do not expect to see the benefits of these efforts until Fall 2005, which we begin shipping in July, due to the seasonality and lead-time attendant with the apparel business.

          "Finally, as with most new and transforming endeavors, the economic benefits always cost more and take longer to realize. This is true for the launching of some of our new higher profile, and better price point brands. We are committed to this strategy because we believe it will better position the Company for more profitable growth beginning in the second half of 2005 and beyond," said Upbin.

         Kellwood will provide further guidance for the first quarter of 2005 and fiscal year during our regularly scheduled conference call on March 11, 2005.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995.

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe", "expect", "will", "estimate", "project", "looks ahead", "forecast", "should", "anticipate" and similar expressions may identify forward-looking statements. These forward-looking statements represent the Company's expectations concerning future events, are based on various assumptions and are subject to a number of risks and uncertainties. These risks include, without limitation: changes in the retail environment; an economic downturn in the retail market, including deflationary pressures; economic uncertainty due to the elimination of quotas on Chinese imports; a decline in the demand for the Company's products; the lack of customer acceptance of the Company's new designs and/or product lines; the increasingly competitive and consolidating retail environment; financial or operational difficulties of customers or suppliers; disruptions to transportation systems used by the Company or its suppliers; continued satisfactory relationships with licensees and licensors of trademarks and brands; ability to generate sufficient sales and profitability related to licenses containing minimum royalty payments; the economic impact of uncontrollable factors, such as terrorism and war; the effect of economic conditions and trade, legal social and economic risks (such as import, licensing and trade restrictions); stable governments and business conditions in the countries where the Company's products are manufactured; the impact of acquisition activity and the ability to effectively integrate acquired operations; and changes in the Company's strategies and expectations. These risks are more fully described in the Company's periodic filings with the SEC. Actual results could differ materially from those expressed or implied in forward-looking statements. The Company disclaims any obligation to publicly update or revise any of its forward-looking statements.


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         Kellwood (NYSE:KWD) is a $2.5 billion marketer of apparel and consumer soft goods. Kellwood specializes in branded as well as private label products, and markets to all channels of distribution with product specific to a particular channel. Kellwood brands include Phat Farm(R), Baby Phat(R), Sag Harbor(R), Koret(R), Jax(R), David Dart(R), Democracy(R), DorbyTM, My Michelle(R), Briggs New York(R), Northern Isles(R), David Brooks(R), Kelty(R), and Sierra Designs(R). Calvin Klein(R), XOXO(R), Liz Claiborne(R) Dresses and Suits, IZOD(R), Claiborne(R) Dress Shirts, Dockers(R), David MeisterTM, Gerber(R), Slates(R), Bill Burns(R) and Nautica(R) Dress Shirts are produced under licensing agreements. For more information, visit www.kellwood.com.

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FINANCIAL CONTACT:

Roger D. Joseph, VP Treasurer & IR, Kellwood Co., 314.576.3437, Fax 314.576.3325 or roger_joseph@kellwood.com.
W. Lee Capps III, Executive VP Finance & CFO, Kellwood Co., 314.576.3486,
Fax 314.576.3439 or wlc@kellwood.com.

MEDIA CONTACT:
Donna Weaver, VP Corp. Comm., Kellwood Co., 212.329.8072, Fax 212.329.8073 or donna_weaver@kellwood.com.